UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.        )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☒    Definitive Additional Materials

☐    Soliciting Material under §240.14a-12

BLACKROCK, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required ☐ Fee paid previously with preliminary materials ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On April 14, 2022, BlackRock posted the following message on Twitter and on LinkedIn:

Caption:

We are investing for the #future so we can better serve our clients, inspire our employees, support our communities and deliver durable returns for our shareholders. Read more in our recently released Annual Report. (right arrow emoji) https://ir.blackrock.com/2021-annual-report

The below message about BlackRock’s Annual Report has been provided to BlackRock employee brand ambassadors to post on Twitter or LinkedIn:

Caption:

BlackRock is investing for the #future so we can better serve our clients, inspire our employees, support our communities and deliver durable returns for our shareholders. Read more in our recently released Annual Report. (right arrow emoji) https://ir.blackrock.com/2021-annual-report